UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 8, 2006

                             Pacific Capital Bancorp
             (Exact name of registrant as specified in its charter)

          California                 0-11113                95-3673456
 (State or other jurisdiction      (Commission           (I.R.S. Employer
      of incorporation)            File Number)         Identification No.)

     1021 Anacapa Street, Santa Barbara, CA                 93101
    (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

     To be effective as of March 13, 2006, Pacific Capital Bank, N.A. (the "Bank"), a subsidiary of Pacific Capital Bancorp (the "Company"), entered into an offer letter with Mr. George Leis in connection with his pending position as Executive Vice President - Wealth Management/Enterprise Sales of the Bank and the Company.

     The following is a description of the terms set forth in the offer letter:

     1. Mr. Leis will receive a base salary at a bi-weekly rate of $7,692.31.

     2. Mr. Leis will receive a $100,000.00 sign-on bonus, subject to the normal payroll deductions, to be paid upon hire, or, if so elected, after 90 days of employment, to take advantage of participation in the Bank's 401(k) plan. The sign-on bonus may be contributed to a Deferred Compensation Plan, if Mr. Leis so elects.

     3. The Bank will provide Mr. Leis with a non-preferential loan of $100,000.00, to be secured by his new residence, on terms that comply with Federal Reserve Regulation O.

     4. Mr. Leis will receive a relocation allowance of up to $10,000.00.

     5. For each year Mr. Leis remains employed with the Bank, up to ten years, Mr. Leis will receive a retention bonus of $10,000.00, subject to normal payroll deductions, on the anniversary date of his employment.

     6. Mr. Leis will be provided the opportunity to utilize the Bank's corporate apartment for up to one month to assist with his relocation.

     7. Mr. Leis will be granted a Non-Qualified Stock Option for 10,000 shares of Company stock, which is exercisable over ten years, per the terms and conditions of the Stock Option Grant. These options will be at the current market price on the date of the grant.

     8. Mr. Leis will be granted a Restricted Stock grant of 5,000 shares of Company Stock, which has a staggered vesting period, per the terms and conditions of the Restricted Stock Agreement. These shares will be at the current market price on the date of the grant.

     9. Mr. Leis will be eligible to participate in the Management Retention Plan (Change in Control) at 200%, the Bank's Deferred Compensation program and the Bank's Retiree Health Program.

     10. Mr. Leis will be eligible to participate in the Bank's High Performance Incentive Program ("HPIP") prorated to the date of hire, to be paid in late February, based upon the previous fiscal year's performance and achievement of pre-established performance goals.

     11. Mr. Leis will be eligible for four weeks of vacation per year, prorated to the date of hire.

     12. Mr. Leis will be eligible for other benefit programs, such as the Bank's flexible Benefits Plan and 401(k) Salary Savings Plan on the first of the month following completion of 90 days of employment.

     13. Employment is at will.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On March 8, 2006, the Company announced that Mr. George Leis will become the Executive Vice President - Wealth Management/Enterprise Sales, effective as of March 13, 2006. Please refer to the description provided in Item 1.01 with regard to the employment arrangement with Mr. Leis.

     The Company's press release announcing Mr. Leis' appointment is attached hereto as Exhibit 99.1.


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Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.      Description
-----------      -----------
       99.1      Press Release dated March 8, 2006





                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           PACIFIC CAPITAL BANCORP

Date: March 8, 2006
                                           /s/ William S. Thomas, Jr.
                                           ---------------------------
                                           William S. Thomas, Jr.
                                           President and Chief Executive Officer




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                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------
       99.1      Press Release dated March 8, 2006